                                                                 CONFORMED COPY








               ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION


                            DATED AS OF MARCH 7, 2000

                                  BY AND AMONG

                              THINKING TOOLS, INC.,

                              STARTFREE.COM, INC.,

                              TRITIUM NETWORK, INC.

                                       AND

                                 MICHAEL W. LEE

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       CERTAIN DEFINITIONS......................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Construction.  .................................................................................7

2.       SALE AND PURCHASE........................................................................................8
         2.1      Sale and Purchase of the Assets.................................................................8
         2.2      Excluded Assets.................................................................................8
         2.3      Assumption of Specified Liabilities of Tritium..................................................9
         2.4      Purchase Price..................................................................................9

3.       THE CLOSING.............................................................................................10
         3.1      Closing........................................................................................10
         3.2      Deliveries at Closing..........................................................................10
         3.3      Issuance of TTI Shares; Withholding Into Escrow................................................10
         3.4      Voting Agreement...............................................................................10

4.       REPRESENTATIONS AND WARRANTIES OF TRITIUM AND LEE.......................................................10
         4.1      Organization and Good Standing.................................................................11
         4.2      Stockholders and Authorized Capital Stock of Tritium...........................................11
         4.3      Authority Relative to Agreement................................................................11
         4.4      Absence of Conflict............................................................................12
         4.5      Consents and Approvals; Effect of Change in Control............................................12
         4.6      Financial Statements...........................................................................12
         4.7      Title to Property; Sufficiency; Encumbrances...................................................13
         4.8      Leased Property................................................................................13
         4.9      Intellectual Property Rights...................................................................14
         4.10     Litigation.....................................................................................14
         4.11     Tax Matters....................................................................................14
         4.12     Absence of Certain Changes or Events...........................................................17
         4.13     Employee Benefits; Executive Officers; Labor...................................................18
         4.14     Insurance; Claims..............................................................................19
         4.15     Contracts and Commitments......................................................................19
         4.16     Status of Agreements...........................................................................20
         4.17     Compliance with Law............................................................................20
         4.18     Transactions with Related Parties..............................................................21
         4.19     Bank Accounts..................................................................................21
         4.20     No Guaranties..................................................................................21
         4.21     Records........................................................................................21
         4.22     No Brokers or Finders..........................................................................22
         4.23     Year 2000 Compliance...........................................................................22

                                             -ii-

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

                                                                                                               PAGE
                                                                                                               ----
         4.24     Investment Representations.....................................................................22
         4.25     Disclosure.....................................................................................23

5.       REPRESENTATIONS AND WARRANTIES OF TTI...................................................................24
         5.1      Organization and Good Standing.................................................................24
         5.2      Capitalization of TTI..........................................................................24
         5.3      Authority Relative to Agreement................................................................24
         5.4      Absence of Conflict............................................................................25
         5.5      Consents and Approvals; Effect of Change in Control............................................25
         5.6      No Brokers or Finders..........................................................................25
         5.7      SEC Documents: Financial Statements............................................................25
         5.8      Purchaser's Operations.........................................................................26
         5.9      Litigation.....................................................................................26
         5.10     Absence of Certain Changes or Events...........................................................26
         5.11     Tax Matters....................................................................................27
         5.12     Disclosure.....................................................................................27

6.       CONDITIONS TO THE OBLIGATIONS OF TTI AND PURCHASER......................................................27
         6.1      Legal Opinion..................................................................................27
         6.2      No Injunction..................................................................................28
         6.3      Representations, Warranties and Agreements.....................................................28
         6.4      Approvals......................................................................................28
         6.5      Voting Agreement...............................................................................28
         6.6      No Material Adverse Effect.....................................................................28
         6.7      Completion of Due Diligence....................................................................28
         6.8      Transfer Documents; Proceedings Satisfactory...................................................28
         6.9      Corporate Approval.............................................................................28
         6.10     Secretary of State Certificates................................................................28
         6.11     Secretary's Certificate of Tritium.............................................................29
         6.12     AdSmart Amendment..............................................................................29
         6.13     Employment Agreement...........................................................................29
         6.14     Escrow Agreement...............................................................................29
         6.15     Inducement Agreements..........................................................................29
         6.16     Application of Cash on Hand....................................................................29

7.       CONDITIONS TO THE OBLIGATIONS OF TRITIUM................................................................29
         7.1      Legal Opinion..................................................................................29
         7.2      No Injunction..................................................................................29
         7.3      Representations, Warranties and Agreements.....................................................30
         7.4      Approvals......................................................................................30
         7.5      Voting Agreement...............................................................................30

                                                       -iii-

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

                                                                                                               PAGE
                                                                                                               ----
         7.6      Proceedings Satisfactory.......................................................................30
         7.7      Corporate Approval.............................................................................30
         7.8      Secretary of State Certificates................................................................30
         7.9      Secretary's Certificate........................................................................30
         7.10     Investment in Purchaser........................................................................30
         7.11     Contribution Agreement.........................................................................31

8.       FURTHER AGREEMENTS OF THE PARTIES.......................................................................31
         8.1      Expenses.......................................................................................31
         8.2      Access Prior to the Closing....................................................................31
         8.3      Publicity......................................................................................32
         8.4      Conduct of Business of Tritium.................................................................32
         8.5      Exclusivity....................................................................................33
         8.6      Amending Schedules.............................................................................33
         8.7      Consents; Required Approvals...................................................................33
         8.8      Payments Received..............................................................................33
         8.9      Use of Name....................................................................................33
         8.10     Matters Relating to the Assets.................................................................34
         8.11     Application of Cash............................................................................34
         8.12     Matters Involving Employees....................................................................34
         8.13     Covenant Not To Compete........................................................................34
         8.14     Further Assurances.............................................................................34
         8.15     Treatment as a Tax-Free Reorganization.........................................................34
         8.16     Liquidation of Tritium.........................................................................35

9.       INDEMNIFICATION AND RELATED MATTERS.  ..................................................................35
         9.1      Indemnification by Tritium.....................................................................35
         9.2      Indemnification by TTI.........................................................................35
         9.3      Survival.......................................................................................36
         9.4      Time Limitations...............................................................................36
         9.5      Intended Third Party Beneficiaries.............................................................36

10.      TERMINATION.............................................................................................36
         10.1     Termination Procedures.........................................................................36
         10.2     Effect of Termination..........................................................................37

11.      MISCELLANEOUS...........................................................................................37
         11.1     Entire Agreement...............................................................................37
         11.2     Governing Law..................................................................................37
         11.3     Headings.......................................................................................37
         11.4     Notices........................................................................................37

                                                       -iv-

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

                                                                                                               PAGE
                                                                                                               ----
         11.5     Binding Effect; Assignment.....................................................................39
         11.6     Counterparts...................................................................................39
         11.7     Amendment and Waiver...........................................................................39
         11.8     Dispute Resolution.............................................................................39


EXHIBITS

Exhibit A-1       Certificate of Designation of Series A Preferred Stock
Exhibit A-2       Certificate of Designation of Series B Preferred Stock
Exhibit B         Escrow Agreement
Exhibit C         Voting Agreement
Exhibit D         Assumption Agreement
Exhibit E         Bill of Sale
Exhibit F         Inducement Agreement
Exhibit 6.1       Form of Legal Opinion of Counsel to Tritium
Exhibit 6.13      Employment Agreement
Exhibit 7.1       Form of Legal Opinion of Counsel to TTI
Exhibit 7.11      Contribution Agreement


               ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

                  ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 7, 2000, by and among THINKING TOOLS, INC., a Delaware corporation ("TTI"), STARTFREE.COM, INC., a Delaware corporation and a wholly-owned subsidiary of TTI ("Purchaser"), TRITIUM NETWORK, INC., a Delaware corporation ("Tritium"), and Michael W. Lee, a stockholder of Tritium ("Lee").


                                    RECITALS:

         A. Tritium is engaged in the business of providing Internet access and selling advertising on its website. As Tritium's business is currently conducted, Tritium also provides e-mail service and conducts on-line surveys. The entire business of Tritium as currently conducted and as it is proposed to be expanded as described in the Business Plan (defined below) is referred to herein as the "Business."

         B. Tritium has determined that it is in its best interest to sell to Purchaser, and Purchaser desires to purchase from Tritium, and TTI desires that Purchaser purchase from Tritium, all right, title and interest of Tritium in and to the Business and the Assets (as defined below), for the consideration and upon the terms and conditions set forth herein. The parties hereto intend that the transaction contemplated hereby shall qualify as a tax-free reorganization under Section 368(a)(1) of the Code and that this Agreement shall constitute a plan of reorganization within the meaning of Section 368 of the Code.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:


1.                CERTAIN DEFINITIONS.

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified or referred to below (terms defined in the singular to have the correlative meaning in the plural and vice versa):

                  "AdSmart" means AdSmart Corporation.

                  "Affiliate" of any Person means any Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" means this Asset Purchase Agreement and Plan of Reorganization and the Exhibits and Schedules hereto, as the same shall be amended and in force from time to time.

                  "Approvals" has the meaning set forth in Section 4.5.

                  "Assets" has the meaning set forth in Section 2.1.

                  "Assumed Contracts" means all agreements which are listed or described on Schedule A hereto.

                  "Assumed Liabilities" has the meaning set forth in Section
2.3.

                  "Assumption Agreement" means the Assumption Agreement between Purchaser and Tritium in the form of Exhibit D hereto.

                  "Bill of Sale" means a bill of sale in the form of Exhibit E hereto.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business, including but not limited to Assumed Contracts, Licenses, applications, registrations, correspondence, vendor lists, customer lists and account records, business plans, development plans, budgets, mailing lists, computer files and operating data and plans.

                  "Business" has the meaning set forth in paragraph A of the Recitals.

                  "Business Day" means any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

                  "Business Plan" means the Business Plan of Tritium dated December 14, 1999.

                  "Closing" has the meaning set forth in Section 3.1.

                  "Closing Date" has the meaning set forth in Section 3.1.

                  "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

                  "Contemplated Transactions" means the acquisition by Purchaser of the Business and the Assets from Tritium, the issuance by TTI of TTI Preferred Stock to Tritium in consideration for the Assets, and the execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement, including, without limitation, the TTI Documents and the Tritium Documents.

                  "Contract" has the meaning set forth in Section 4.15.

                  "Damages" has the meaning set forth in Section 9.1.

                  "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, cloud on title, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Environmental Laws" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.6901 et seq.; the Clean Water Act, 33 U.S.C.ss.ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et seq.; the Clean Air Act, 42 U.S.C.ss.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f et seq.; the Atomic Energy Act, 42 U.S.C.ss.ss.2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C.ss.ss. 301 et seq.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and publications thereunder.

                  "Escrow Agent" means Cors & Bassett in its capacity as escrow agent under the Escrow Agreement.

                  "Escrow Agreement" means the Escrow Agreement among Purchaser, Tritium, Lee and the Escrow Agent, a copy of which is attached hereto as Exhibit B.

                  "Escrow Shares" has the meaning set forth in Section 3.3.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Excluded Assets" has the meaning set forth in Section 2.2.

                  "Financial Statements" has the meaning set forth in Section
4.6.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Galloway Bridge Loan" means the loan by Bruce Galloway to Tritium in the principal amount of $500,000, evidenced by a convertible promissory note dated December 6, 1999.

                  "Governmental Body" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

                  "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substances exposure to which is regulated by any Governmental Body.

                  "Inducement Agreement" means an agreement in the form of Exhibit F hereto among each Stockholder, TTI and Purchaser.

                  "Information Technology" has the meaning set forth in Section 4.23.

                  "Intellectual Property" means any and all United States and foreign: (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including, but not limited to the United States) and multinational statutory invention registrations, patents (including but not limited to design patents), patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered and regardless of where used, including but not limited to all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (including but not limited to copyrights on designs) (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by any national law, international treaties or conventions, (f) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (g) trade secrets and confidential, technical and business information (including but not limited to ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) any right arising under any law providing protection to industrial or other designs,
(j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (l) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing and (m) all Website Assets.

                  "IRS" means the Internal Revenue Service.

                  "Laws" has the meaning set forth in Section 4.17(a).

                  "Leased Real Property" has the meaning set forth in Section
2.1.

                  "Leases" has the meaning set forth in Section 4.8

                  "Licenses" has the meaning set forth in Section 4.17(a).

                  "Material Adverse Effect" means an adverse impact on (i) the value or usefulness of the Assets to Purchaser or in connection with the Business, or (ii) the value, operations or prospects of the Business.

                  "Party" means any of TTI, Purchaser, Tritium and Lee.

                  "Permitted Encumbrances" has the meaning set forth in Section 4.7(b).

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

                  "Plans" has the meaning set forth in Section 4.13(a).

                  "Prepaid Expenses" means any expenses of the Business, including but not limited to rent, prepaid by Tritium on or prior to the Closing Date and which corresponds to a period after the Closing Date. Prepaid Expenses shall not include any Excluded Assets.

                  "Purchase Price" has the meaning set forth in Section 2.4.

                  "Purchaser" means StartFree.com, Inc., a Delaware corporation, and its successors and assigns.

                  "Receivables" means all accounts receivable and notes receivable outstanding as of the Closing Date which represent or evidence amounts owed to Tritium.

                  "Recent Balance Sheet" has the meaning set forth in Section 4.6(a).

                  "Required Approvals" means all of the Approvals listed on
Schedule 4.5.

                  "Retained Liabilities" means any liabilities of Tritium other than the Assumed Liabilities.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stockholders" means the stockholders of Tritium.

                  "Subsidiary" means with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities or equity securities are more than fifty percent (50%) owned, directly or indirectly, by such specified Person.

                  "TTI" means Thinking Tools, Inc., a Delaware corporation, and its successors and assigns.

                  "TTI Common Stock" means the Common Stock, par value $.001 per share, of TTI.

                  "TTI Documents" has the meaning set forth in Section 5.3.

                  "TTI Financial Statements" has the meaning set forth in
Section 5.7.

                  "TTI Indemnified Parties" has the meaning set forth in Section 9.1.

                  "TTI Preferred Stock" means the Series A Convertible Preferred Stock, par value $.001 per share, of TTI, with the designations, powers, preferences and restrictions and limitations set forth on Exhibit A.

                  "TTI SEC Documents" has the meaning set forth in Section 5.7.

                  "TTI Shares" means the shares of TTI Preferred Stock which are issued to Tritium as payment of the Purchase Price, including any Escrow Shares.

                  "Taxes" means all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Body and shall include any transferee liability in respect of Taxes.

                  "Tax Affiliates" means Tritium or the affiliated combined or unitary group of which Tritium is or was a member, and any individual member thereof.

                  "Tax Returns" means any federal, state, local or foreign return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  "Third Party" means a Person who or which is neither a Party nor an Affiliate of a Party.

                  "Transaction" has the meaning set forth in Section 8.6.

                  "Tritium" means Tritium Network, Inc., a Delaware corporation.

                  "Tritium Documents" has the meaning set forth in Section 4.3.

                  "Tritium Indemnified Parties" has the meaning set forth in
Section 9.2.

                  "Tritium Intellectual Property" has the meaning set forth in
Section 4.9.

                  "Voting Agreement" means the Voting Agreement entered into among TTI, Tritium, the Stockholders and the parties signatories thereto, a copy of which is attached hereto as Exhibit C.

                  "Website Assets" means all of Tritium's rights in and to the websites, domain names, trademarks, service marks and trade names owned, licensed or used by Tritium in connection with the Business, including but not limited to, "www.tritium.com," and including all applications, registrations, licenses, agreements (including but not limited to all web hosting and website maintenance agreements), and other documents related thereto.

                  "Year 2000 Compliant" has the meaning set forth in Section
4.23.

                  1.2 Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; (iv) the term "Section" refers to the specified Section of this Agreement; and (v) the terms "include," "includes," "including" and derivative or similar words shall be construed to be followed by the phrase "without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meaning given to them under GAAP.

2.       SALE AND PURCHASE

         2.1 Sale and Purchase of the Assets. Subject to the terms and conditions hereinafter set forth, on the Closing Date, Tritium will sell, convey, transfer, assign and deliver to Purchaser free and clear of any and all Encumbrances, and Purchaser will purchase from Tritium, all of Tritium's right, title and interest in and to the Business and all of Tritium's tangible and intangible assets other than the Excluded Assets (collectively, the "Assets"), including, without limitation, the following:

                  (i)      all Website Assets;

                  (ii)     all Tritium Intellectual Property;

                  (iii)    all Assumed Contracts;

                  (iv)     all Receivables;

                  (v) all computers, peripheral equipment and other equipment, software, supplies, inventory, furniture, furnishings and fixtures;

                  (vi) all advertising materials, sales and promotional materials and telephone numbers and e-mail accounts and addresses;

                  (vii)    all Books and Records;

                  (viii)   all Prepaid Expenses;

                  (x) all insurance policies, proceeds thereof and claims thereunder;

                  (xi) all security deposits made (but not security deposits received) by Tritium in connection with the Assumed Contracts and deposits made by Tritium with utilities with respect to services provided by such utilities to Tritium;

                  (xii) all of Tritium's interest in the real property and improvements thereto leased by Tritium and described on Schedule 2.1 (the "Leased Real Property"); and

                  (xiii) all goodwill of Tritium relating to the Business and the Assets.

         2.2 Excluded Assets. Notwithstanding anything herein to the contrary, Tritium is not selling to Purchaser and Purchaser shall not acquire any interest in, and the term "Assets" shall not include, any of the following assets of Tritium (the "Excluded Assets"):

               (i)   all cash on hand;

               (ii)  all prepaid taxes;

               (iii) rights to any federal, state, local or foreign tax refunds;

               (iv)  all rights of Tritium pursuant to this Agreement; and

               (v)   all assets listed or described on Schedule 2.2 hereto.

         2.3 Assumption of Specified Liabilities of Tritium. On the Closing Date, Purchaser shall assume and agree to pay, perform and discharge, promptly when payment or performance is due or required, all liabilities and obligations of Tritium (A) under or with respect to the Assumed Contracts to the extent that such liabilities or obligations arise or accrue subsequent to the Closing Date and (B) with respect to any amounts outstanding under the Galloway Bridge Loan and (C) liabilities and obligations which arose or accrued under the Assumed Contracts prior to the Closing Date which are listed on Schedule 2.3 hereto (the "Assumed Liabilities"). Purchaser is not hereby assuming or agreeing to pay, perform or discharge, any debts, liabilities or obligations of Tritium of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or undetermined, except for the Assumed Liabilities. The Assumed Liabilities specifically exclude, without limitation, (i) all amounts owed by Tritium for borrowed money or indebtedness under any loan or credit agreement, financing agreement, lease or otherwise (except the Galloway Bridge Loan), (ii) all past due amounts and all other payment obligations (including, without limitation, any amounts payable as a result of a breach) however incurred, arising from any action or omission prior to the Closing, and whether arising under any Assumed Contract or otherwise (except as otherwise listed on Schedule 2.3), (iii) any product liability or other claim for injury to any Person or property, whether arising from any express or implied representation, warranty, agreement, guarantee or other undertaking, commitment or arrangement, (iv) any Tax payable with respect to the business, operations or assets of Tritium or any of the Stockholders, (v) any liability or obligation with respect to the Excluded Assets or any Contract which Purchaser will not enjoy the benefit of after Closing (whether by reason of Tritium's failure to obtain a Required Approval or otherwise), (vi) any liability or obligation of Tritium or the Stockholders arising or incurred in connection with the negotiation, preparation and execution of this Agreement or the consummation of the Contemplated Transactions (including, without limitation, fees of attorneys, accountants, consultants, financial advisers and other experts or advisers), (vii) any severance or other obligation of Tritium to any of its present or former employees and (viii) any other liabilities of Tritium not specifically assumed by Purchaser hereunder. Tritium shall retain, and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for, any and all liabilities of Tritium, other than the Assumed Liabilities.

         2.4 Purchase Price. The aggregate purchase price to be paid by Purchaser (the "Purchase Price") for and in consideration of the sale and transfer of the Business and the Assets as provided herein shall consist of (i) an aggregate of 1,148,798.5 shares of TTI Preferred Stock and (ii) the agreement by Purchaser to assume (as of the Closing) and pay when due the Assumed Liabilities, as provided in Section 2.3. Subject to the terms and conditions set forth in this Agreement, Purchaser shall pay the Purchase Price to Tritium by
(i) delivery to Tritium of a certificate for 979,140.5 shares of TTI Preferred Stock, (ii) delivery to the Escrow Agent of a certificate issued to Tritium for 169,658 shares of TTI Preferred Stock (the "Escrow Shares"), and (iii) execution and delivery by Purchaser to Tritium of the Assumption Agreement in the form of Exhibit D hereto.

3. THE CLOSING.

   3.1 Closing. Unless this Agreement shall have been terminated pursuant to
Section 10, a closing of the sale of the Assets (the "Closing") will be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, on such date as may be designated by TTI by notice to Tritium and which shall be within 10 days after all of the conditions set forth in Sections 6 and 7 shall have been satisfied or duly waived (or such other place and date as TTI and Tritium may agree in writing).

   3.2 Deliveries at Closing:

       (1) Tritium and the Stockholders, as applicable, shall deliver to TTI or Purchaser, as applicable, all documents contemplated by Section 6, to the extent not theretofore delivered.

       (2) TTI or Purchaser, as applicable, shall deliver to Tritium all documents contemplated by Section 7, to the extent not theretofore delivered.

       (3) TTI shall deliver to Tritium certificates representing the TTI Shares, other than the Escrow Shares, and shall deliver to the Escrow Agent certificates representing the Escrow Shares, and Tritium shall deliver to the Escrow Agent, undated stock powers duly endorsed in blank with respect to the Escrow Shares.

   3.3 Issuance of TTI Shares; Withholding Into Escrow. Subject to the satisfaction of the conditions set forth in Section 6, at the Closing TTI shall issue certificates to Tritium, registered in the name of Tritium and bearing the legends set forth in Section 4.24(f), representing the number of TTI Shares to which Tritium is entitled pursuant to Section 2.4. Notwithstanding anything to the contrary set forth herein, TTI shall withhold from Tritium and deliver to the Escrow Agent certificates representing the Escrow Shares to be held and transferred by the Escrow Agent pursuant to the terms of the Escrow Agreement. All such certificates representing Escrow Shares shall be issued in the name of Tritium and shall be accompanied by corresponding stock powers, duly executed by Tritium, undated and in blank, which Tritium shall provide to facilitate transfer of such shares by the Escrow Agent pursuant to the Escrow Agreement.

   3.4 Voting Agreement. The Stockholders, TTI and the other parties' signatories thereto shall be bound by the terms and provisions of the Voting Agreement, substantially in the form attached hereto as Exhibit C, with respect to the TTI Shares (and any shares into which they may be converted or exchanged).

4. REPRESENTATIONS AND WARRANTIES OF TRITIUM AND LEE.

   Tritium and Lee, jointly and severally, represent and warrant to TTI and Purchaser as follows:

   4.1 Organization and Good Standing. (a) Tritium is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Tritium (i) has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and (ii) is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification.
Schedule 4.1 sets forth the jurisdictions in which Tritium is authorized to do business.

       (b) Complete and correct copies of the certificate of incorporation and bylaws of Tritium as currently in effect have been delivered to TTI. Tritium has no Subsidiaries nor does it own any equity interest in, or control directly or indirectly, any other entity. Except for the Representation Agreement with AdSmart Corporation dated June 11, 1999, as amended, Tritium is not a party to any joint venture or partnership arrangement. Tritium has not assumed by merger, contract, assignment or assumption any liabilities of any other Person.

   4.2 Stockholders and Authorized Capital Stock of Tritium. Schedule 4.2 sets forth the name and address of each Person owning shares of capital stock of Tritium. The authorized capital stock of Tritium consists of 2,500 shares of common stock, no par value, of which 1,692.815961 shares (the "Tritium Shares") are issued and outstanding. All of the Tritium Shares have been duly authorized and validly issued and are fully paid and nonassessable, free of any Encumbrances. Except as set forth on Schedule 4.2, there are no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Tritium, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of Tritium to repurchase, redeem or otherwise acquire any shares of Tritium's capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Lee owns, beneficially and of record, 1,000 Tritium Shares.

   4.3 Authority Relative to Agreement. Tritium has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement, and the Voting Agreement (such agreements, together with the stock certificates and powers referred to in this Agreement, the Bill of Sale and the Escrow Agreement, collectively, the "Tritium Documents") and has taken all action necessary, corporate or otherwise, in order to execute and deliver this Agreement and the other Tritium Documents and to consummate the Contemplated Transactions, including but not limited to obtaining all required Board of Directors and stockholders approvals. Lee has full right, power, legal capacity and authority to execute and deliver this Agreement and the Tritium Documents to which he is a party, and to perform his obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Tritium and Lee. This Agreement constitutes, and the other Tritium Documents, when executed and delivered by Tritium and/or Lee, as appropriate, will constitute, valid and binding obligations of Tritium and Lee, if they are a party, enforceable against Tritium and Lee, as the case may be, in accordance with their respective terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

   4.4 Absence of Conflict. The execution, delivery and performance of this Agreement and the other Tritium Documents, and the consummation of the Contemplated Transactions, will not (a) violate, conflict with, result in a material breach or termination of, constitute a default under or give rise to a right to terminate or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any agreement, commitment, deed of trust, indenture, lease, mortgage or other instrument to which Tritium is a party or by which any of its properties or assets is bound, (ii) the certificate of incorporation or bylaws of Tritium or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to Tritium or any of its properties or assets, or (b) result in the creation or imposition of any Encumbrance upon any properties or assets of Tritium under any agreement or commitment to which Tritium is a party or by which Tritium or its properties or assets may be bound.

   4.5 Consents and Approvals; Effect of Change in Control. Except as set forth in Schedule 4.5, no consent, waiver, registration, certificate, approval, grant, franchise, concession, permit, license, exception or authorization of, or declaration or filing with, or notice or report to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a Contract or other agreement or commitment of or with Tritium) (collectively, "Approvals"), is required in connection with the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions by Tritium, including but not limited to the transfer and assignment of the Assets to Purchaser. All Required Approvals have been obtained and are in full force and effect, and Tritium is in full compliance with each of such Required Approvals. Except as set forth in Schedule 4.5, there are no Contracts or Approvals by which Tritium or any of its assets or properties may be bound that contain (i) any change in control provisions that will become applicable or inapplicable as a result of the consummation of the Contemplated Transactions, or (ii) any other provisions which will result in a material change of the terms of such Contract or Approval to Purchaser relative to the benefit or terms to Tritium as a result of the consummation of the Contemplated Transactions.

   4.6 Financial Statements. (a) Tritium has delivered to TTI and Purchaser the unaudited balance sheet of Tritium as at December 31, 1999 (the "Recent Balance Sheet") attached as Schedule 4.6 and the related unaudited statements of income, operations and stockholders' equity of Tritium for the twelve-month period then ended, prepared by the Company (collectively, the "Financial Statements"). The Financial Statements attached as Schedule 4.6 were prepared from the respective books and records of Tritium and fairly present the financial position and results of operations of Tritium as at the respective dates thereof and for the periods therein referred to.

       (b) Tritium does not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) that were not fully reflected or reserved against in the Recent Balance Sheet, except for non-material liabilities and obligations incurred in the ordinary course of business. The reserves reflected in the Recent Balance Sheet are adequate, appropriate and reasonable.

       (c) Since the date of the Recent Balance Sheet, there has been no material adverse change in the business, operations, financial condition or prospects of Tritium or any event, condition or contingency that could reasonably be expected to have a Material Adverse Effect.

       (d) The Receivables reflected in the Recent Balance Sheet constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business. Tritium has not received written notice of any counterclaims or setoffs against such Receivables. There has been no material adverse change since the date of the Recent Balance Sheet in the amount of Receivables or other debts due Tritium or the allowances with respect thereto, or accounts payable of Tritium, from that reflected in the Recent Balance Sheet.

   4.7 Title to Property; Sufficiency; Encumbrances. (a) Tritium has never owned any real property or any interest in real property.

       (b) Except as disclosed in Schedule 4.7(b), the Assets include all the tangible and intangible property and assets (including but not limited to Contracts and Intellectual Property) used or intended to be used by Tritium in the conduct of its business and, with respect to any contract rights included in the Assets, Tritium is a party to and enjoys the right to the benefits of all the Assumed Contracts. Except as described in Schedule 4.7(b), Tritium owns all of the Assets. Tritium has good and marketable title to, or, in the case of leased assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. As used herein, "Permitted Encumbrances" means (i) those Encumbrances disclosed in the Financial Statements or the notes thereto; (ii) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are reflected on the Financial Statements; and (iii) those Encumbrances disclosed on Schedule 4.7(b).

       (c) Tritium has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair, reasonable wear and tear excepted, and are suitable for the purposes for which they are currently used and intended.

       (d) Following the consummation of the Contemplated Transactions, Purchaser will own good and marketable title to, or will lease under valid and subsisting leases, the Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the Contemplated Transactions. Immediately following the Closing, Purchaser shall own and possess all Books and Records and financial data of any sort used by Tritium in the conduct of its business.

   4.8 Leased Property. Schedule 4.8 sets forth a true and complete list of each lease under which Tritium is a lessee or lessor (each, a "Lease"). Tritium has delivered to TTI and Purchaser complete and correct copies of each such Lease. Each such Lease is a valid and binding obligation of Tritium, enforceable in accordance with its terms, is in full force and effect, and except as set forth on Schedule 4.8, upon consummation of the Contemplated Transactions, will entitle Purchaser to the use and possession of the property specified in such lease for the purposes for which such property is now being used by Tritium.

   4.9 Intellectual Property Rights. Tritium owns, or is licensed or otherwise has the rights to use, all Intellectual Property used in, acquired or developed for use in, or necessary for, the conduct of its business as heretofore conducted or as proposed to be conducted in the future as it relates to offering and providing Internet access and advertising on the Internet (the "Tritium Intellectual Property"). Schedule 4.9 contains an accurate and complete description of (a) the Tritium Intellectual Property owned by Tritium and all applications therefor, (b) the Tritium Intellectual Property licensed to Tritium for use and a summary of the terms of each license pursuant to which Tritium uses such Intellectual Property, (c) all licenses granted by Tritium to others to use the Tritium Intellectual Property, and (d) a summary of the terms of all other agreements relating to the Tritium Intellectual Property. Except as set forth in Schedule 4.9, Tritium has the sole and exclusive right to use the Tritium Intellectual Property referred to therein, and after the Closing Purchaser will have the sole and exclusive right to use the Tritium Intellectual Property; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such licenses or agreements and there is no valid basis for any such claim; and the use of such Tritium Intellectual Property by Tritium does not, and the use by Purchaser after the Closing will not, violate or infringe the rights of any Person. Neither Tritium nor any other Person is in default under any license or other agreement relating to such Tritium Intellectual Property, and all such licenses and agreements are valid, in full force and effect and enforceable. Tritium has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Tritium Intellectual Property. No present or former employee or consultant of Tritium owns or has any proprietary, financial or other interest, direct or indirect (other than through ownership of Tritium Shares), in whole or in part, in any Tritium Intellectual Property. Schedule 4.9 lists all confidentiality and non-disclosure agreements to which Tritium or any of its employees or consultants is a party and indicates which of those would be binding on or enforceable by the Purchaser.

   4.10 Litigation. Except as disclosed on Schedule 4.10, there is no action, suit, inquiry, arbitration, proceeding or investigation by or before any court or Governmental Body or arbitrator, pending or threatened against or involving Tritium or the Assets or which questions or challenges the validity of this Agreement or the Contemplated Transactions, and Tritium has not received any notice of any event or occurrence which could result in any such action, suit, inquiry, arbitration, proceeding or investigation nor is there any valid basis for any such action, suit, inquiry, proceeding or investigation.

   4.11 Tax Matters.

        (a) The Tax Affiliates have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to them, their operations and their assets, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets. As of the time of filing, such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of the Tax Affiliates and any other information required to be shown thereon. In particular, such Tax Returns are not subject to penalties under Section 6662 of the Code or any predecessor provision of law or any other provision of the Code. An extension of time within which to file any Tax Return that has not been filed has not been requested or granted. The Tax Affiliates have delivered to TTI and Purchaser true, complete and correct copies of all federal, state, local or foreign income Tax Returns filed by them since formation. Schedule 4.11(a) lists all state, local and foreign jurisdictions in which the Tax Affiliates have previously filed or currently file Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which the Tax Affiliates have been or are required to file Tax Returns.

        (b) With respect to all amounts in respect of Taxes imposed on the Tax Affiliates or for which the Tax Affiliates are or could be liable, whether to Governmental Bodies (as, for example, under law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods through the Closing Date, (i) all applicable tax laws and agreements have been fully complied with, (ii) all such amounts required to be paid by the Tax Affiliates to Governmental Bodies or others have been paid, except such taxes, if any, as are set forth in Schedule 4.11(b) and are being contested in good faith and as to which adequate reserves have been provided in the Financial Statements, and (iii) reserves have been established for the payment of all Taxes not yet due and payable, which reserves are reflected on the Recent Balance Sheet and are adequate and in accordance with the past custom and practice of the Tax Affiliates.

        (c) None of the Tax Affiliates have requested, executed or filed with the IRS or any other Governmental Body any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which any Tax Affiliate could be liable.

        (d) There exists no proposed tax assessment against any Tax Affiliate nor any lien for Taxes against any of the Assets except as disclosed in the Financial Statements or on Schedule 4.11(d).

        (e) All Taxes that the Tax Affiliates are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

        (f) No Tax Affiliate is, was, or will be a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

        (g) There is no claim, audit, action, suit, proceeding, or investigation with respect to Taxes due or claimed to be due from any Tax Affiliate or of any Tax Return filed or required to be filed by any Tax Affiliate pending or threatened against or with respect to any Tax Affiliate.

        (h) No Tax Affiliate has made, or is a party to any agreement requiring it to make, any payment which would not be deductible under Code Section 280G or which would be subject to the excise tax imposed by Code Section 4999.

        (i) No Tax Affiliate has executed or entered into any closing agreement pursuant to Section 7121 of the Code.

        (j) No Tax Affiliate has filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by a Tax Affiliate.

        (k) No Tax Affiliate (i) has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by a Tax Affiliate, (ii) is aware that the IRS has proposed any such adjustment or change in accounting method that relates to the business and operations of a Tax Affiliate, or (iii) has an application pending with any Governmental Body requesting permission for any change in accounting method that relates to the business and operations of a Tax Affiliate.

        (l) No Tax Affiliate holds any debt instrument with respect to which it is reporting the income under the installment method or that has an adjusted basis that is less than 90 percent of the stated redemption price at maturity.

        (m) No Tax Affiliate has any liability for the Taxes of any person (other than a Tax Affiliate) under Treas. Reg. ss. 1.1502-6, as a transferee or successor, or otherwise.

        (n) All material elections with respect to Taxes affecting any Tax Affiliate as of the date hereof are set forth in Schedule 4.11(n). After the date hereof, no election with respect to Taxes will be made without the written consent of TTI.

        (o) None of the assets of any Tax Affiliate is required to be treated as owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code or otherwise pursuant to the Code.

        (p) None of the assets of any Tax Affiliate directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

        (q) None of the assets of any Tax Affiliate is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

        (r) No Tax Affiliate has participated in or will participate in an international boycott within the meaning of Section 999 of the Code.

        (s) No Tax Affiliate is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (t) All of the Tax Affiliates are United States persons within the meaning of the Code.

        (u) The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, Subchapter A of Chapter 3 of the Code, or any other provision of law.

        (v) No Tax Affiliate has, or has had, either a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country, or business activity in any country other than the United States that would subject it to a Tax in such country that would not apply to a United States person without a business activity in such country.

        (w) Except as set forth in Schedule 4.11(w), no Tax Affiliate is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.


   4.12 Absence of Certain Changes or Events. Since the date of the Recent Balance Sheet, except as set forth in Schedule 4.12, Tritium has conducted its business only in the ordinary course and has not:

        (a) declared or paid any dividend or made any other payment or distribution in respect of its capital stock;

        (b) purchased or redeemed, directly or indirectly, any of its capital stock;

        (c) paid, discharged or satisfied any Encumbrance (other than an Encumbrance then required to be paid, discharged or satisfied), claim, liability or obligation (whether fixed, accrued, contingent or otherwise, whether due or to become due), other than a claim, liability or obligation that is a current liability shown on the Recent Balance Sheet or incurred since the date of the Recent Balance Sheet in the ordinary course of business;

        (d) canceled or compromised any debt or claim, or waived or released any material right, other than adjustments in the ordinary course of business which, in the aggregate, are not material;

        (e) sold, assigned, transferred, conveyed, leased, pledged, encumbered or otherwise disposed of any of its assets (real or personal, tangible or intangible) except in the ordinary course of business;

        (f) transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property right, or modified any existing right with respect thereto;

        (g) made or granted any general increase in the compensation (whether salary, commission, bonus, benefits (retirement, severance or other) or other direct or indirect remuneration) of any of Tritium's employees (other than individual increases which were generally consistent in amount with Tritium's historical practices), or made or granted any increase in the compensation of the officers of Tritium, or entered into any employment, severance, bonus or similar agreement with any employee of Tritium;

        (h) changed accounting methods other than in accordance with GAAP;

        (i) received any notice of termination of any Contract or suffered any damage, destruction or loss adversely affecting Tritium's Business or any of the Assets;

        (j) made any capital expenditures or additions to property, plant or equipment or acquired of any other property or assets (other than raw materials and supplies) at a cost in excess of $10,000 in the aggregate;

        (k) incurred or assumed any indebtedness for money borrowed or guarantied any indebtedness or other obligation of another Person;

        (l) suffered any Material Adverse Effect; or

        (m) agreed or otherwise committed, whether in writing or otherwise, to do, or taken any action or omitted to take any action that would result in, any of the foregoing.

   4.13 Employee Benefits; Executive Officers; Labor. (a) No employees of Tritium are covered by collective bargaining agreements or are members of unions. Schedule 4.13(a) sets forth a true and complete list of (i) all written employment and consulting agreements to which Tritium is a party; and (ii) all written executive compensation plans, bonus plans, incentive compensation plans, deferred compensation plans or agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase plans, group life insurance, hospitalization insurance, severance or other employee benefit plans (as defined in Section 3(3) of ERISA) of Tritium (the "Plans") providing for benefits for any employees of Tritium. There are no other binding plans or commitments of the type referred to in this Section 4.13(a) which are not reduced to writing, and Tritium has no agreement or commitment to create any additional such Plan. Tritium has no unfunded obligations relating to the Plans. To the extent applicable, the Plans comply in all material respects with ERISA.

        (b) Schedule 4.13(b) includes a true and complete list of all officers or other employees of Tritium and the compensation (including bonuses, incentives and similar compensation) received by each. To the best knowledge of Tritium, no past or present officer or other executive employee of Tritium has ever been indicted, tried or convicted of a criminal felony. No officer or other employee of Tritium is in violation of (a) any material term of any employment agreement, non-disclosure agreement, noncompete agreement or other similar agreement with any previous employer (and the employment of such employee by Purchaser or any of its Affiliates will not result in a violation of any such agreement) or (b) any obligation binding on such employee which would prohibit the use by Tritium or Purchaser of information obtained from such employee which Tritium has used or which Purchaser proposes to use or which is used in connection with the Business.

        (c) Neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions under this Agreement will entitle any current or former employee of Tritium to severance pay or other similar payment from Tritium, TTI or Purchaser. Tritium has no threatened or pending labor disputes with its employees; except, however, Ray Price, an employee of Tritium, has been threatened with litigation by his former employer due to his early termination of employment with such employer.

   4.14 Insurance; Claims. Schedule 4.14 sets forth a true, correct and complete list of all insurance policies of any kind or nature maintained by or on behalf of Tritium and relating to its business and/or assets, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits and expiration date of each policy. All such insurance policies are in full force and effect, and Tritium is not in default with respect to its obligations under any such insurance policy and no notice of cancellation or termination has been received with respect to any such policy. Tritium has delivered to TTI and Purchaser complete and correct copies of such insurance policies (together with all riders and amendments thereto).

         4.15 Contracts and Commitments. Schedule 4.15 contains a true, complete and accurate list of each of the following contracts, agreements, understandings or other obligations (whether written or oral) to which Tritium is a party or by which any of its assets or properties are bound (together with the agreements disclosed on Schedule 4.8, 4.9 and 4.13, a "Contract"):

              (a) all rental or use agreements, contracts, covenants or obligations;

              (b) any contract, agreement, commitment or obligation to make any capital expenditures;

              (c) contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of Tritium to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, Tritium;

              (d) contracts, agreements, commitments or other obligations with any Person requiring indemnification by Tritium of another Person other than in the ordinary course of business;

              (e) any profit-sharing or similar contract, agreement, understanding or obligation with any Person;

              (f) contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to Tritium of any product, equipment, facility, or similar item that by their respective terms do not expire or terminate or are not terminable by Tritium, without penalty, premium or other liability within 30 days or may involve the payment by or to Tritium of more than $5,000;

              (g) license, royalty, franchise, distributorship, dealer, service, sales agency, consulting, advisory, public relations or advertising contracts, agreements, commitments or other obligations;

              (h) contracts, agreements, commitments or other obligations to provide services or facilities by or to Tritium or to or by another Person which is not terminable by Tritium within 30 days without penalty, premium or other liability or involving payment by Tritium or the other Person of more than $5,000;

              (i) all other contracts, agreements, commitments, or other obligations whether or not made in the ordinary course of business which either
(i) may involve the expenditure by Tritium of funds in excess of $5,000 per commitment (or under a group of similar commitments), or (ii) are not terminable within 30 days from the date hereof without penalty, premium or other liability, or are otherwise material to Tritium; or

              (j) all other contracts, agreements, commitments, or other obligations of any kind that involve or relate to any Stockholder, officer, director, employee or consultant of Tritium or any Affiliate or relative thereof.

         4.16 Status of Agreements. All Contracts to which Tritium is a party are in full force and effect and constitute valid and binding obligations of Tritium and are binding on the other parties thereto. There are no existing material defaults (or events which, with notice or lapse of time or both, would constitute a default) by Tritium or any other party thereunder and Tritium has not received notice of any claim by another party to any Contract that Tritium is in default thereunder. Tritium is not a party to any Contract that has or may reasonably be expected to have, individually or in the aggregate with any other Contracts, a Material Adverse Effect.

         4.17 Compliance with Law. (a) Schedule 4.17(a) is a true and complete list of each license, permit, order, authorization or approval of Governmental Bodies ("Licenses") held or obtained by Tritium which is required in connection with the business conducted by Tritium. The operations of Tritium have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all Governmental Bodies having jurisdiction over Tritium (collectively "Laws"). Tritium has not received any notification of any asserted present or past failure to comply with any such Laws. Tritium has all Licenses required for the conduct of Tritium's business and is not in violation of any such License. All such Licenses are in full force and effect and no suspension or cancellation thereof has been threatened. Except as set forth in Schedule 4.17(a), there are no other Licenses required in connection with the operation of the Business as currently conducted or as proposed to be conducted.

         (b) Tritium has obtained all Licenses which are required with respect to Tritium under all Environmental Laws. Tritium is in compliance in all material respects with all terms and conditions of such required Licenses, and is also in compliance in all material respects with all Environmental Laws. There does not exist as a result of any action or inaction of Tritium or, to the knowledge of Tritium, as a result of any action or inaction of any other Person, nor has Tritium received notice of, any events, condition or circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigation, based on or related to the violation of an Environmental Law or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material.

         (c) To the best of Tritium's knowledge, no Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of by Tritium on or from any property owned or leased by Tritium or by any other Person such that, under Environmental Laws
(i) any such Hazardous Material would be required to be removed, cleaned up or remediated before the property owned or leased by Tritium could be altered, renovated, demolished or transferred, or (ii) the owner or lessee of the property (as applicable to Tritium) could be subjected to liability for the removal, clean up or remediation of such Hazardous Material; and

Tritium has not received notification from any Governmental Bodies or other Persons relating to Hazardous Material on or affecting any property owned or leased by Tritium or relating to any potential or known liability under Environmental Laws arising from the ownership or leasing of any property.

         4.18 Transactions with Related Parties. Except for any agreements or assignments relating to Tritium Intellectual Property, Tritium is not a party to any contract, lease, license, commitment or arrangement, written or oral, which, were Tritium a "Registrant" under the Exchange Act, would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-K as promulgated by the SEC, and there are no loans outstanding to or from any Person specified in Item 404(a) of Regulation S-K from or to Tritium.

         4.19 Bank Accounts. Schedule 4.19 sets forth a true, correct and complete list of the names and addresses of all banks and other financial institutions in which Tritium maintains an account, deposit or safe-deposit box or lockbox account, together with the names of all Persons authorized to draw on these accounts, deposits or to have access to these boxes, and lists the balances in such accounts as of the date hereof.

         4.20 No Guaranties. None of the obligations or liabilities of Tritium incurred in connection with the operation of its business is guaranteed by or subject to a similar contingent obligation of any other Person. Tritium has not guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other Person. There are no outstanding letters of credit, surety bonds or similar instruments of Tritium or any of its Affiliates.

         4.21 Records. The books of account, corporate records and minute books of Tritium are complete and correct in all material respects and accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Tritium. Complete and accurate copies of all such books of account, corporate records and minute books and of the stock register of Tritium have been provided to TTI or Purchaser.

         4.22 No Brokers or Finders. The Stockholders and Tritium have not, and their respective Affiliates, officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         4.23 Year 2000 Compliance. All critical computer and telecommunications hardware, software and firmware, whether in computer systems, equipment, facilities, embedded microcopies or otherwise (the "Information Technology") used in the business of Tritium is Year 2000 Compliant. "Year 2000 Compliant" means that such Information Technology (a) accurately processes date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000; (b) accurately performs leap-year calculations and (c) will not cause any other Information Technology to fail or generate errors related to any such dates. While Tritium believes other systems are Year 2000 Compliant, Tritium does not make any such representation with respect to non-critical systems. Nor can Tritium make any such representations to the extent Tritium is dependent on outside third party vendors and suppliers. While such vendors and suppliers may have provided Tritium with Year 2000 disclosures as contemplated by the Year 2000 Information and Readiness Disclosure Act, Tritium has not independently tested such systems. Tritium has not experienced any significant Year 2000 related problems. As used herein, "critical computer and telecommunications hardware, software and firmware" includes those systems which, if impacted by a Year 2000 problem, would have a material and negative impact on the Business.

         4.24 Investment Representations.

              (a) TTI Shares Included. For the purpose of this Section 4.24, the term "TTI Shares" shall include any securities into which the TTI Shares may be exchanged or converted, including but not limited to TTI Common Stock.

              (b) Acquisition for Investment. Tritium (i) understands that the TTI Shares to be issued to it pursuant to this Agreement have not been registered for sale under any federal or state securities laws and that such TTI Shares are being offered and sold to it pursuant to an exemption from registration provided under Section 4(2) of the Securities Act, (ii) agrees that it is acquiring such TTI Shares for its own account for investment purposes and without a view to any distribution thereof other than transfer to its Stockholders in connection with the liquidation of Tritium, and that the Stockholders will acquire the TTI Shares from Tritium for investment purposes and without a view to any distribution thereof and will acknowledge the same in writing, (iii) acknowledges that the representations and warranties set forth in this Section 4.24 are given with the intention that TTI rely on them for purposes of claiming such exemption, and (iv) understands that it or its Stockholders must bear the economic risk of the investment in such TTI Shares for an indefinite period of time as such TTI Shares cannot be sold unless subsequently registered under such laws or unless an exemption from registration is available.

              (c) Restrictions on Transfer. Tritium agrees that the shares issued to it pursuant to this Agreement will not be sold or otherwise transferred for value unless (i) a registration statement with respect thereto has become effective under the Securities Act or (ii) there is presented to TTI an opinion of counsel reasonably satisfactory to TTI that such registration is not required, and Tritium consents that any transfer agent of TTI may be instructed not to transfer any such TTI Shares unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate evidencing such TTI Shares an appropriate legend calling attention to the foregoing restrictions on transferability of such TTI Shares.

              (d) Sophistication. Tritium and its directors, executive officers and Stockholders have the capacity to evaluate the merits and high risks of an investment in the TTI Shares and Tritium and its Stockholders are able to bear the economic risk of this investment. Tritium and its Stockholders understand that an investment in the TTI Shares is highly speculative and involves a high degree of risk.

              (e) Information. Tritium and the Stockholders have been provided access to all information requested by them in order to evaluate the merits and risks of an investment in the TTI Shares, and Tritium has received from TTI and has distributed to each of the Stockholders copies of (i) the annual report on Form 10-KSB filed by TTI with the SEC for the year ended December 31, 1998, (ii) the quarterly reports on Form 10-Q filed by TTI with the SEC for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, and (iii) the current reports on Form 8-K filed by TTI with the SEC on July 16, 1999 and on August 17, 1999.

              (f) Legends. Tritium acknowledges that the certificates evidencing the TTI Shares shall bear the following legend in addition to any legend required by the Voting Agreement:


         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

         The foregoing legend shall be removed by TTI from any certificate at such time as the holder of the TTI Shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to TTI to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such TTI Shares satisfies the requirements of Rule 144(k) under the Securities Act (provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement), and provided further that TTI has received from the holder a written representation that such holder satisfies the requirements of Rule 144(k) as then in effect with respect to such TTI Shares.

         4.25 Disclosure. No representations or warranties by Lee or Tritium in this Agreement and no statement contained in any schedules, exhibits or certificates furnished or to be furnished by Tritium or Lee to TTI or Purchaser or any of their representatives pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered by Tritium or Lee to TTI or Purchaser pursuant to this Agreement are or will be true and complete copies of what they purport to be.

5.  REPRESENTATIONS AND WARRANTIES OF TTI AND PURCHASER

         TTI and Purchaser, jointly and severally, hereby represent and warrant to Tritium and Lee as follows:

              5.1 Organization and Good Standing. (a) Each of TTI and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TTI (i) has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and (ii) is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction where the properties owned, leased or operated, or the business conducted by it require such qualification. Complete and correct copies of the certificate of incorporation and bylaws of TTI and Purchaser as currently in effect have been delivered to Tritium. Other than Purchaser, TTI has no Subsidiaries nor does it own any equity interest in, or control directly or indirectly, any other entity. Purchaser has no Subsidiaries nor does it own any equity interest in, or control, directly or indirectly, any other entity.

              5.2 Capitalization of TTI. (a) The authorized capital stock of TTI consists of (i) 20,000,000 shares of common stock, par value $.001 per share, of which 4,641,758 shares are issued and outstanding as of March 7, 2000 and are fully paid and non-assessable (ii) 3,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding as of the date hereof. Upon consummation of the Contemplated Transactions, the capitalization of TTI will be as set forth on Schedule 5.2(a). Except as set forth on Schedule 5.2(a), there are no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of TTI, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of TTI to repurchase, redeem or otherwise acquire any shares of TTI's capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

                   (b) The authorized capital stock of Purchaser consists of 1,000 shares of Common Stock, par value $.001 per share, of which no shares are issued and outstanding as of the date hereof. As of the Closing Date, 500 shares of Common Stock representing all of the issued and outstanding shares of Purchaser will be owned by TTI. All of the TTI Shares to be issued to Tritium pursuant hereto will, as of the Closing Date, be duly authorized and validly issued, fully paid and nonassessable.

              5.3 Authority Relative to Agreement. Each of TTI and Purchaser, as applicable, has all requisite power and authority, corporate or otherwise, to execute, deliver and perform their obligations under this Agreement, the Assumption Agreement, the Voting Agreement and the Escrow Agreement (such agreements collectively, the "TTI Documents") and has taken all action necessary, corporate or otherwise, in order to execute and deliver this Agreement and the other TTI Documents and to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by TTI and Purchaser. Each of this Agreement and the other TTI Documents constitute valid and binding obligations of TTI and Purchaser, as applicable, enforceable against TTI and Purchaser in accordance with their respective terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

              5.4 Absence of Conflict. Neither the execution and delivery of this Agreement and the other TTI Documents nor the consummation of the Contemplated Transactions will violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any agreement, commitment, deed of trust, indenture, lease, mortgage or other instrument to which TTI or Purchaser is a party or by which any of their properties or assets is bound; (ii) the certificate of incorporation or bylaws of TTI or Purchaser or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to TTI, Purchaser or any of their properties or assets.

              5.5 Consents and Approvals; Effect of Change in Control. Except as set forth in Schedule 5.5, no consent, waiver, registration, certificate, approval, grant, franchise, concession, permit, license, exception or authorization of, or declaration or filing with, or notice or report to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a Contract or other agreement or commitment of TTI) (collectively, the "TTI Approvals"), is required in connection with the execution, delivery or performance of the Agreement and the TTI Documents by TTI and Purchaser, other than TTI Approvals which have already been obtained. Except as set forth in
Schedule 5.5, there are no Contracts or Approvals by which TTI, Purchaser or any of their assets or properties may be bound that contain any change in control provisions that will become applicable or inapplicable as a result of the consummation of the Contemplated Transactions.

              5.6 No Brokers or Finders. Except as set forth in Schedule 5.6, TTI and Purchaser have not, nor have any of their officers, directors or employees, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

              5.7 SEC Documents: Financial Statements. As of their respective filing dates (i) each quarterly and other report and registration statement (without exhibits) filed by TTI with the SEC since January 1, 1999 (the "TTI SEC Documents"), complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the TTI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of TTI included in the TTI SEC Documents (the "TTI Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and present fairly, in all material respects, the financial position of TTI and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring and certain non-recurring audit adjustments).

              5.8 Purchaser's Operations. Purchaser was formed solely for the purpose of engaging in the Contemplated Transactions and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the Contemplated Transactions, (iii) incurred any liabilities other than in connection with the Contemplated Transactions or (iv) owned any assets or property. Purchaser has all requisite corporate power to own, operate and lease the properties comprising the Business and to carry on the Business following the Closing.

              5.9 Litigation. There is no action, suit, inquiry, arbitration, proceeding or investigation by or before any court or Governmental Body or arbitrator, pending or threatened against or involving TTI or Purchaser or which questions or challenges the validity of this Agreement or the Contemplated Transactions, and TTI has not received any notice of any event or occurrence which could result in any such action, suit, inquiry, arbitration, proceeding or investigation nor is there any valid basis for any such action, suit, inquiry, proceeding or investigation.

              5.10 Absence of Certain Changes or Events. Except as set forth in
Schedule 5.10, since September 30, 1999, TTI has not:

                   (a) declared or paid any dividend or made any other payment or distribution in respect of its capital stock;

                   (b) purchased or redeemed, directly or indirectly, any of its capital stock;

                   (c) paid, discharged or satisfied any Encumbrance (other than an Encumbrance then required to be paid, discharged or satisfied), claim, liability or obligation (whether fixed, accrued, contingent or otherwise, whether due or to become due), other than a claim, liability or obligation that is a current liability shown on the Balance Sheet of TTI dated as of September 30, 1999 (the "TTI Recent Balance Sheet") or incurred since the date of the Recent Balance Sheet in the ordinary course of business;

                   (d) canceled or compromised any debt or claim, or waived or released any material right, other than adjustments in the ordinary course of business which, in the aggregate, are not material;

                   (e) sold, assigned, transferred, conveyed, leased, pledged, encumbered or otherwise disposed of any of its assets (real or personal, tangible or intangible) except in the ordinary course of business;

                   (f) entered into any employment or similar arrangement with any employee of TTI;

                   (g) changed accounting methods other than in accordance with GAAP;

                   (h) made any capital expenditures or additions to property, plant or equipment or acquired of any other property or assets (other than raw materials and supplies) at a cost in excess of $10,000 in the aggregate;

                   (i) incurred or assumed any indebtedness for money borrowed or guaranteed any indebtedness or other obligation of another Person;

                   (j) incurred any liability or obligation other than certain general and administrative expenses not involving expenditures in excess of $100,000 in the aggregate;

                   (k) suffered any Material Adverse Effect; or

                   (l) agreed or otherwise committed, whether in writing or otherwise, to do, or taken any action or omitted to take any action that would result in, any of the foregoing.

         5.11 Tax Matters. All Tax Returns required to be filed by TTI and each Tax Affiliate in any jurisdiction have been filed and all Taxes upon TTI or upon any of TTI's properties, income or franchises, which are shown to be due and payable in such Tax Returns have been paid except for such Taxes the payment of which is being contested by TTI in good faith by appropriate proceedings and with respect to which TTI has set aside on its books reserves deemed by it to be adequate and has reflected such reserves in the TTI Recent Balance Sheet . There are no pending tax examinations of or tax claims asserted against TTI or any Tax Affiliate or any assets or properties of TTI or any Tax Affiliate which could adversely affect Tritium.

         5.12 Disclosure. No representations or warranties by TTI or Purchaser in this Agreement and no statement contained in any schedules, exhibits or certificates furnished or to be furnished by TTI or Purchaser to Tritium pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered by TTI or Purchaser to Tritium pursuant to this Agreement are or will be true and complete copies of what they purport to be.

6.  CONDITIONS TO THE OBLIGATIONS OF TTI AND PURCHASER

         The obligations of TTI and Purchaser to purchase the Business and Assets and assume the Assumed Liabilities as contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by TTI, to the extent permitted by applicable law:

         6.1 Legal Opinion. TTI and Purchaser shall have received the opinion of counsel to Tritium, dated the Closing Date and addressed to TTI and Purchaser, in substantially the form of Exhibit 6.1.

         6.2 No Injunction. There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any part of the Contemplated Transactions.

         6.3 Representations, Warranties and Agreements. (a) The representations and warranties of Tritium and Lee set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, unless made as of another date, in which case they shall be true and correct in all materials respects as of such date, (b) each of the Stockholders and Tritium shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them prior to or as of the Closing Date and (c) TTI shall have received a certificate to the foregoing effect signed by an authorized executive officer of Tritium.

         6.4 Approvals. All Required Approvals shall have been obtained or made and shall be in full force and effect.

         6.5 Voting Agreement. Tritium and the Stockholders shall have executed and delivered to TTI the Voting Agreement in the form attached hereto as Exhibit C and the Inducement Agreement in the form attached hereto as Exhibit C.

         6.6 No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect.

         6.7 Completion of Due Diligence. TTI shall have completed its due diligence investigation of Tritium and Tritium, including accounting and legal matters, and TTI in its sole discretion shall be satisfied with the results of such investigation.

         6.8 Transfer Documents; Proceedings Satisfactory. Tritium shall have executed and delivered to Purchaser the Bill of Sale and other instruments of transfer and assignment effecting the transfer of the Assets to Purchaser which are satisfactory in the reasonable judgment of TTI and its counsel. All certificates, opinions and other documents to be delivered by the Stockholders or Tritium to TTI or Purchaser and all other corporate or organizational matters to be accomplished by the Stockholders or Tritium prior to or at the Closing shall be satisfactory in the reasonable judgment of TTI and its counsel.

         6.9 Corporate Approval. Prior to the Closing Date, this Agreement, the other Tritium Documents and the Contemplated Transactions shall have been duly approved by the Board of Directors of Tritium and the stockholders of Tritium, in accordance with applicable law.

         6.10 Secretary of State Certificates. TTI shall have received certificates of the Secretary of State of the State of Delaware with respect to Tritium, and of each state in which Tritium is qualified to do business as a foreign corporation, as of a recent date, showing Tritium to be validly existing and in good standing in the State of Delaware and qualified to do business and in good standing in such other states as a foreign corporation, as the case may be.

         6.11 Secretary's Certificate of Tritium. TTI and Purchaser shall have received a certificate of the Secretary or Assistant Secretary of Tritium certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors and stockholders of Tritium, evidencing the authorization of the execution, delivery and performance of this Agreement and the other Tritium Documents and the consummation of the Contemplated Transactions, (ii) the names and signatures of the officers of Tritium authorized to sign this Agreement and the other documents to be delivered hereunder, and (iii) a true and complete copy of the certificate of incorporation and bylaws of Tritium.

         6.12 AdSmart Amendment. Purchaser shall have entered into an assignment and amendment to the Representation Agreement with AdSmart Corporation ("AdSmart"), in form and substance satisfactory to TTI.

         6.13 Employment Agreement. Purchaser shall have entered into an employment agreement with Lee, substantially in the form attached hereto as
Exhibit 6.13.

         6.14 Escrow Agreement. Tritium, Lee and the Escrow Agent (as defined therein) shall have executed and delivered to Purchaser an Escrow Agreement substantially in the form attached hereto as Exhibit B and Tritium shall have delivered to the Escrow Agent the stock powers required pursuant to Section 3.2.

         6.15 Inducement Agreements. TTI and Purchaser shall have received Inducement Agreements duly executed and delivered by each Stockholder.

         6.16 Application of Cash on Hand. Tritium shall have applied any cash on hand as of the Closing Date to its accounts payable and other Retained Liabilities as required by Section 8.11.


7.  CONDITIONS TO THE OBLIGATIONS OF TRITIUM.

         The obligations of Tritium to sell the Business and Assets as contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Tritium, to the extent permitted by applicable law:

         7.1 Legal Opinion. Tritium shall have received the legal opinion of Kronish Lieb Weiner & Hellman LLP, counsel to TTI and Purchaser, in substantially the form of Exhibit 7.1.

         7.2 No Injunction. There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions.

         7.3 Representations, Warranties and Agreements. (a) The representations and warranties of TTI and Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time, unless made as of another date, in which case they shall be true and correct in all material respects as of such date, (b) TTI and Purchaser shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing and (c) Tritium shall have received a certificate to the foregoing effect signed by an authorized executive officer of TTI and Purchaser.

         7.4 Approvals. All Approvals necessary in connection with the execution, delivery and performance of this Agreement by TTI and Purchaser or for the consummation of the Contemplated Transactions by TTI and Purchaser shall have been obtained or made and shall be in full force and effect.

         7.5 Voting Agreement. TTI shall have executed and delivered to Tritium the Voting Agreement in the form of Exhibit C.

         7.6 Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by TTI or Purchaser to Tritium and all other corporate or organizational matters to be accomplished by TTI or Purchaser prior to or at the Closing shall be satisfactory in the reasonable judgment of Tritium and its counsel.

         7.7 Corporate Approval. Prior to the Closing Date, this Agreement, the TTI Documents and the Contemplated Transactions shall have been duly approved by the Board of Directors of TTI and Purchaser, in accordance with applicable law.

         7.8 Secretary of State Certificates. Tritium shall have received certificates of the Secretary of State of the State of Delaware with respect to TTI and Purchaser and of each state in which TTI is qualified to do business as a foreign corporation as of a recent date, showing TTI to be validly existing and in good standing in the State of Delaware and qualified to do business and in good standing in such other states as a foreign corporation, as the case may be.

         7.9 Secretary's Certificate. Tritium shall have received certificates of the Secretary or Assistant Secretary of TTI and Purchaser certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors of TTI and Purchaser, as applicable, evidencing the authorization of the execution and delivery of this Agreement, the other TTI Documents and the consummation of the Contemplated Transactions, (ii) the names and signatures of the officers of TTI and Purchaser, as applicable, authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the certificate of incorporation and bylaws of each of TTI and Purchaser.

         7.10 Investment in Purchaser. Purchaser shall have received gross proceeds of at least $500,000, in one or a series of transactions, to be used for working capital and other general corporate purposes following the Closing.

         7.11 Contribution Agreement. Prior to the Closing Date, TTI and Purchaser shall enter into an Agreement substantially in the form of Exhibit
7.11 providing for a contribution of capital by TTI to Purchaser of both the warrant and underlying shares of TTI Common Stock necessary for Purchaser to satisfy its obligations to AdSmart pursuant to the assignment to Purchaser of the Representation Agreement between AdSmart and Tritium, which is one of the Assumed Contracts.

8. FURTHER AGREEMENTS OF THE PARTIES.

         8.1 Expenses. Except as otherwise specifically provided herein, the Parties shall each bear their own respective expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees of legal counsel, auditors and financial advisors. Tritium shall pay (i) all real estate transfer taxes, recording fees, filing fees and similar taxes or fees, if any, in connection with the transfer of any interests in Leased Real Property to Purchaser, (ii) all use, transfer and sales taxes and similar taxes, if any, in connection with the sale of the Assets and/or the assumption of the Assumed Liabilities, and (iii) all filing and application fees payable to Governmental Authorities in order to obtain any Required Approvals. Tritium and Lee shall jointly and severally indemnify and hold harmless TTI and Purchaser from and against any liability resulting from Tritium's failure to pay any taxes or fees which Tritium is required to pay pursuant to this Section 8.1 or Tritium's failure to timely file and required reports or tax returns in connection therewith.

         8.2 Access Prior to the Closing. (a) Between the date of this Agreement and the Closing Date, Tritium shall as TTI or Purchaser may from time to time request with reasonable notice to Tritium, (i) give TTI, Purchaser and their authorized representatives full and complete access to all properties, personnel, facilities and offices of Tritium and to the books and records of Tritium (and permit TTI and Purchaser to make copies thereof), (ii) permit TTI to make inspections thereof, (iii) cause the officers and employees of, and consultants and accountants to, Tritium to furnish TTI and Purchaser with all financial information and operating data and other information with respect to the business and properties of Tritium, and to discuss with TTI and Purchaser and their authorized representatives the affairs of Tritium.

                           (b) Between the date of this Agreement and the
Closing Date, each of the Parties shall and shall cause their respective Affiliates and officers and directors, and shall use reasonable efforts to cause all their other respective employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless required to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Party, all confidential information of Tritium, Purchaser or TTI, as the case may be, furnished to TTI, Purchaser by Tritium or to Tritium by TTI or Purchaser, as the case may be, or any of their respective representatives in connection with the Contemplated Transactions and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions. If the Closing does not occur (i) such confidence shall be maintained by the Parties and each Party shall cause its officers and directors and Affiliates, and shall use reasonable efforts to cause such other Persons, to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other persons in contravention of this Agreement), (ii) each Party shall and shall cause its officers and directors and Affiliates and shall use reasonable efforts to cause such other Persons to refrain from using any of such confidential information except in connection with this Agreement, and (iii) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party, or their respective representatives.

         8.3 Publicity. Between the date of this Agreement and the Closing Date, except to the extent required by Law or to the extent counsel to TTI recommends such disclosure to comply with any applicable requirement of any securities laws or regulations of any stock exchange or self-regulatory organization, neither TTI nor the Stockholders or Tritium shall, and none of them shall permit any Affiliate to, issue any press release or public announcement of any kind concerning, or otherwise publicly disclose, the Contemplated Transactions without the consent of the other; and in the event any such public announcement, release or disclosure is required by Law or is recommended by counsel to TTI as provided above, the Parties will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text.

         8.4 Conduct of Business of Tritium. Except as expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Tritium shall conduct its business only in the ordinary course in substantially the same manner as heretofore conducted, and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with Tritium. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Closing Date, Tritium shall pay accounts payable and pay and perform other obligations of the business of Tritium when they become due and payable in the ordinary course of business consistent with past practice, or when required to be performed, as the case may be, and shall not:

                           (a) amend its certificate of incorporation or bylaws;

                           (b) organize any Subsidiary or acquire any capital
stock or other equity securities of any Person or any equity or ownership interest in any business;

                           (c) enter into any instrument which would constitute
a Contract or terminate or enter into any material amendment, supplement or waiver in respect of any Contract;

                           (d) keep in full force and effect insurance
comparable in amount and scope of coverage to insurance now carried by it;

                           (e) not take, or permit to be taken, any action which
is represented and warranted in Section 4.12 not to have been taken since the Recent Balance Sheet Date;

                           (f) promptly advise TTI in writing of any occurrence
or event which has a Material Adverse Effect with respect to Tritium or the Business; or

                           (g) agree or otherwise commit, whether in writing or
otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

         8.5 Exclusivity. Through the earlier of the Closing Date or the date of termination of this Agreement pursuant to Article 10 hereof, Tritium shall not
(i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person relating to (x) any business combination with Tritium,
(y) the sale or transfer of any Intellectual Property of Tritium or to which Tritium has rights or (z) the sale of a material portion of the assets and/or capital stock of Tritium (each of the foregoing, a "Transaction"), (ii) enter into or participate in any negotiations, nor initiate any discussions or continue any discussions initiated by others, regarding any Transaction, or furnish to any other person any information with respect to the assets or business of Tritium for the purposes of pursuing a possible Transaction with any other party, or (iii) otherwise participate in, assist, facilitate or encourage any effort or attempt by any other Person to do any of the foregoing. Neither the Stockholders nor Tritium shall authorize their investment bankers or other advisors to violate the provisions of this paragraph and shall use reasonable efforts to prevent their investment bankers or other advisors from violating the provisions of this paragraph.

         8.6 Amending Schedules. From time to time prior to the Closing, Tritium and TTI shall promptly supplement or amend the Schedules hereto with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to have been set forth in the Schedules hereto. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; provided, however, each Party shall have 2 Business Days following receipt of any supplemented or amended Schedules from another Party to elect (i) to terminate this Agreement without any further liability to TTI, Purchaser, Tritium or the Stockholders or (ii) in such non-amending party's sole discretion, to elect to waive such breach and consummate the transactions contemplated by this Agreement.

         8.7 Consents; Required Approvals. Tritium will take all such commercially reasonable actions as may be necessary to obtain all Required Approvals from Persons or Governmental Bodies in order to permit the consummation of the Contemplated Transactions.

         8.8 Payments Received. Tritium and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party and will account to the other for all such receipts. From and after the closing, Purchaser shall have the right and authority to endorse without recourse the name of Tritium on any check or any other evidences of indebtedness received by Purchaser on account of the Business and the Assets transferred to Purchaser hereunder.

         8.9 Use of Name. On the Closing Date, Tritium will sign such consents and take such action as Purchaser may reasonably request in order to evidence Tritium's permission for Purchaser to use any corporate names, trade names, trademarks, service marks and domain names including the words "Tritium" and any variants thereof. Promptly following the Closing Date, Tritium will change its name and will not thereafter use or permit any of its Affiliates to use the name "Tritium" or any name similar thereto or variants thereof in connection with any ongoing business or activity.

         8.10 Matters Relating to the Assets. From and after the Closing Date, Tritium will promptly refer all inquiries with respect to ownership of the Assets or the Business to Purchaser. In addition, Tritium will execute such documents and financing statements as Purchaser may request from time to time to evidence transfer of the Assets to Purchaser, including any necessary assignments of financing statements.

         8.11 Application of Cash. On the Closing Date, Tritium shall apply all of its cash on hand to its accounts payable and other Retained Liabilities.

         8.12 Matters Involving Employees. Tritium agrees that from and after the Closing Date, Purchaser or its Affiliates may employ or engage as an officer, employee or consultant any officer, director, employee or consultant of Tritium, and that the employment or engagement by Purchaser or any of its Affiliates of any such Person shall not constitute a breach or interference by Purchaser, its Affiliates or any such Person of any restrictive covenant, confidentiality agreement or other agreement between Tritium and any such Person. All officers, directors, employees and consultants of Tritium are intended third party beneficiaries of this Section 8.12.

         8.13 Covenant Not To Compete. Tritium agrees that after the Closing Date, it shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise where such business is competitive with the Business, including, without limitation, any business which provides Internet access, sells or provides advertising on Internet or the World Wide Web, or conducts surveys on the Internet or the World Wide Web. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting a bond or other security. In the event that the provisions of this Section 8.13 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

         8.14 Further Assurances. Following the Closing, the Parties shall, and shall cause each of their Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to confirm and assure the rights and obligations provided for in this Agreement and in the Tritium Documents and the TTI Documents and render effective the consummation of the Contemplated Transactions.

         8.15 Treatment as a Tax-Free Reorganization. For all tax purposes, TTI, Purchaser and Tritium agree, to the extent consistent with Law, (i) to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the treatment of the Contemplated Transactions as a tax-free reorganization under Section 368(a)(1) of the Code, and (ii) that no party will take any position inconsistent therewith in any tax return or in any refund claim. TTI and Purchaser will cooperate, at the request of Tritium, to take such actions as are reasonably necessary to cause the Contemplated Transactions to qualify as a tax-free reorganization under Section 368(a)(1), provided that such actions do not have a material adverse economic impact on TTI or Purchaser.

         8.16 Liquidation of Tritium. As soon as practicable following the Closing Date, but in no event later than one year following the Closing Date, Tritium shall wind up its business and liquidate its remaining assets. Tritium shall hereafter attempt to liquidate its remaining assets and satisfy or make adequate provision for its remaining liabilities, and any remaining assets, including the TTI Shares, shall be assigned to the Stockholders.


9. INDEMNIFICATION AND RELATED MATTERS.

         9.1 Indemnification by Tritium. Tritium and Lee, jointly and severally, shall indemnify and hold harmless TTI and its Affiliates, Subsidiaries (including but not limited to Purchaser), officers, directors, employees and agents thereof (the "TTI Indemnified Parties"), and shall reimburse the TTI Indemnified Parties for, any loss, liability, claim, damage or expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Tritium or Lee in this Agreement or in any certificate or document delivered by Tritium or Lee to TTI or Purchaser pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure by Tritium or Lee to perform or comply with any agreement in this Agreement or in any of the Tritium Documents,
(c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Tritium or any Stockholder (or any Person acting on his or its behalf) in connection with any of the Contemplated Transactions, (d) any Retained Liabilities, including but not limited to any Taxes imposed on Tritium or any Tax Affiliate (including Taxes attributable to the Contemplated Transactions), (e) any litigation, action, claim, proceeding or investigation by any Person relating to or arising out of the business or operations of Tritium or any predecessor thereof or the actions of Tritium, any predecessor thereof or any Stockholder prior to the Closing Date, (f) any failure by Tritium to comply with any bulk sales or similar laws, or (g) any claim by any Person relating in any manner to Tritium.

         9.2 Indemnification by TTI. TTI and Purchaser, jointly and severally, shall indemnify and hold harmless Tritium and Lee (the "Tritium Indemnified Parties"), and shall reimburse the Tritium Indemnified Parties for, any Damages (as defined in Section 9.1) arising from or in connection with (a) any inaccuracy in any of the representations and warranties of TTI or Purchaser in this Agreement or in any certificate delivered by TTI or Purchaser to Tritium pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure by TTI or Purchaser to perform or comply with any agreement in this Agreement or the TTI Documents, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with TTI or Purchaser (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         9.3. Survival. All representations, warranties, covenants and agreements of each of the Parties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing, except to the extent limited as set forth in Section 9.4, notwithstanding any investigation conducted with respect thereto.

         9.4 Time Limitations. Neither Tritium nor Lee shall have any liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing Date, other than those set forth in Sections 4.2, 4.6, 4.11, 4.13, 4.17 and 4.24 (all of which shall not be subject to the eighteen-month limitation set forth in this Section 9.4), unless on or before the eighteen month anniversary of the Closing Date either Tritium or Lee is given notice asserting a claim with respect thereto specifying the factual basis therefor in reasonable detail to the extent then known by TTI. Neither TTI nor Purchaser shall have any liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing Date, other than those set forth in Sections 5.2, 5.7 and 5.11 (which shall not be subject to the eighteen-month limitations set forth in this Section 9.4), unless on or before the eighteen month anniversary of the Closing Date, TTI is given notice of a claim with respect thereto specifying the factual basis therefor in reasonable detail to the extent then known by Tritium or Lee. Notwithstanding the foregoing, the provisions of this Section 9.4 shall not apply to limit the time period within which a claim may be made with respect to any liability resulting from any intentional misrepresentation, wilful neglect, fraud or intentional failure to perform or comply with any agreement.

         9.5 Intended Third Party Beneficiaries. The TTI Indemnified Parties and the Tritium Indemnified Parties are intended third party beneficiaries of this
Section 9.5.

10. TERMINATION.

         10.1 Termination Procedures. This Agreement may be terminated before the Closing Date only as follows:

                           (a) by written agreement of Tritium, TTI and
Purchaser at any time;

                           (b) by TTI, by notice to Tritium, if satisfaction of
any of the conditions to TTI's or Purchaser's obligations set forth in Section 6 either (x) becomes impossible, and such condition has not been waived by TTI or
(y) has not occurred by March 15, 2000, in either case other than by the breach or default of TTI or Purchaser; or

                           (c) by Tritium, by notice to TTI, if satisfaction of
any of the conditions to Tritium's obligations set forth in Section 7 either (x) becomes impossible, and such condition has not been waived by Tritium or (y) has not occurred by March 15, 2000, in either case other than by the breach or default by Tritium.

         10.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 10.1, then this Agreement shall terminate without any liability or further obligation of any Party to the other Parties, except for any obligations of the Parties under Section 8.1 and liability for breach of
Section 8.5.


11. MISCELLANEOUS.

         11.1 Entire Agreement. This Agreement, the Tritium Documents and the TTI Documents contain, and are intended as, a complete statement of all of the terms and the arrangements between the Parties with respect to the matters provided for, supersede any previous agreements and understandings between the Parties with respect to those matters and cannot be changed or terminated orally. No Party makes, and each Party hereby expressly disclaims reliance upon, any representations or warranties with respect to the Contemplated Transactions other than as expressly set forth herein as limited by the exceptions contained in the Schedules hereto or in the other Tritium Documents and TTI Documents.

         11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.

         11.3 Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

         11.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by facsimile (and confirmed by return facsimile), or (c) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other addresses, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

         If to TTI or Purchaser to:

         Thinking Tools, Inc.
         c/o Knoll Capital Management
         200 Park Avenue, Suite 3900
         New York, New York 10166
         Attention: Moshe Zarmi
         Facsimile No.: (212) 808-7475

         with copies to:

         Kronish Lieb Weiner & Hellman LLP
         1114 Avenue of the Americas
         New York, New York  10036
         Attention:  Alison Newman, Esq.
         Facsimile No.:  (212) 479-6275

         If to Tritium or Lee, to them c/o:

         Tritium Network, Inc.
         9356 Montgomery Rd., Suite 200
         Cincinnati, Ohio  45242
         Attention:  Michael W. Lee
         Facsimile No.: (513) 699-1305

         If to Tritium, with a copy to:

         Cors & Bassett
         537 E. Pete Rose Way
         Suite 400
         Cincinnati, Ohio 45202
         Attention: Elizabeth A. Horwitz, Esq.
         Facsimile No.: (513) 852-8207

         If to Lee, with a copy to:

         Statman, Harris & Bardach, LLC
         4100 Carew Tower
         441 Vine Street
         Cincinnati, Ohio 45202
         Attention:  Stacy J. Schacter, Esq.

         11.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided herein, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person who is not a Party. No assignment of this Agreement or of any rights or obligations hereunder may be made by the parties and any such attempted assignment shall be void.

         11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.7 Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that such amendment or waiver will be binding on TTI only if such amendment or waiver is set forth in a writing executed by TTI, and provided that any such amendment or waiver will be binding upon Tritium or any Stockholder only if such amendment or waiver is set forth in a writing executed by Tritium or such Stockholder. The waiver of any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

         11.8 Dispute Resolution. The Parties agree to attempt initially to solve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of TTI and Lee and the third shall be appointed by the American Arbitration Association. Any such arbitration shall be held in New York, New York. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred under this Agreement or by the applicable statute of limitations.

                  IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the date and year first above written.

                                          THINKING TOOLS, INC.


                                          By: /s/ Moshe Zarmi
                                              --------------------------------
                                              Name: Moshe Zarmi
                                              Title: President

                                          STARTFREE.COM, INC.


                                          By: /s/ Moshe Zarmi
                                              --------------------------------
                                              Name: Moshe Zarmi
                                              Title: President

                                          TRITIUM NETWORK, INC.


                                          By: /s/ Michael W. Lee
                                              --------------------------------
                                              Name: Michael W. Lee
                                              Title: President


                                              /s/ Michael W. Lee
                                              --------------------------------
                                              Michael W. Lee